MEREDITH REPORTS FISCAL 2015 THIRD-QUARTER AND NINE-MONTH RESULTS

Delivers Record Local Media Group Revenue and Profit Performance

Generates Record Digital Advertising Revenues

DES MOINES, IA (April 23, 2015) - Meredith Corporation (NYSE:MDP; www.meredith.com), the leading media and marketing company serving more than 100 million unduplicated American women, today reported fiscal 2015 third-quarter earnings per share of $0.56, compared to $0.41 in the prior-year period. Excluding special items in both periods, earnings per share were $0.71, compared to $0.70. Fiscal 2015 third-quarter revenues rose 8 percent to a record $398 million, including 13 percent growth in advertising revenues.

For the first nine months of fiscal 2015, Meredith’s earnings per share were $2.08, compared to $1.61 in the prior-year period. Excluding special items in both periods, earnings per share grew 23 percent to $2.36. Total revenues rose 8 percent to $1.2 billion, including 16 percent growth in advertising revenues.

Special items in both the third quarter and first nine months of fiscal 2015 were primarily integration expenses related to recent print, television and digital acquisitions, and performance improvement plans related to business realignments. (See Tables 1-2 for supplemental disclosures regarding non-GAAP financial measures).

“We’re pleased to deliver solid third-quarter results, including record digital performance, while aggressively integrating the newly-acquired Shape brand and our other recent portfolio additions,” said Meredith Chairman and CEO Stephen M. Lacy. “Equally important, we continued to demonstrate our ongoing commitment to Total Shareholder Return by raising our dividend 6 percent, our 22nd-straight annual dividend increase.”

Looking at Meredith’s fiscal 2015 third quarter compared to the prior-year period:

•
Local Media Group revenues increased 26 percent to $123 million, an all-time high for a fiscal third quarter. Operating profit excluding special items and adjusted EBITDA grew to $32 million and $42 million, respectively. Growth was driven by the additions of television stations KMOV in St. Louis, KTVK in Phoenix, WALA in Mobile-Pensacola, and WGGB in Springfield, Mass. Meredith also posted higher net retransmission contribution.

•
National Media Group revenues increased, led by 5 percent growth in advertising revenues. Growth was driven by the additions of the Martha Stewart media properties and the digital operations of the Shape brand, along with Allrecipes, mywedding.com and Selectable Media.

•
Total Company digital advertising revenues grew more than 55 percent, driven by recent acquisitions and organic growth. National Media Group digital ad revenues increased more than 60 percent, while Local Media Group digital ad revenues grew over 30 percent. Traffic to Meredith’s digital and mobile sites is now averaging approximately 70 million unique visitors per month, ranking Meredith among the top 30 digital operators in the U.S.

•
Aggressive integration initiatives continued across all business lines. In the National Media Group, these included the Martha Stewart and Shape brands; popular millennial site mywedding.com; and digital advertising platform Selectable Media. In the Local Media Group, efforts focused on Meredith's new duopolies in Phoenix and Springfield, along with its new station in Mobile.

•
Meredith continued to return significant cash to its shareholders, raising its dividend 6 percent to $1.83 per share on an annualized basis, and repurchasing 830,000 shares of its stock in fiscal 2015.

OPERATING GROUP DETAIL

LOCAL MEDIA GROUP

Meredith’s Local Media Group includes 17 owned or operated television stations reaching 11 percent of U.S. households. Meredith’s portfolio is concentrated in large, fast-growing markets, including seven stations in the nation’s Top 25 and 13 in Top 50 markets. Meredith’s stations produce approximately 650 hours of local news and entertainment content each week. Meredith expects to continue to grow its Local Media Group both organically and through strategic acquisitions.

Fiscal 2015 third-quarter Local Media Group operating profit grew 18 percent to $31 million. Excluding special items in both periods, operating profit grew 14 percent to $32 million, and adjusted EBITDA increased nearly 20 percent to $42 million. Adjusted EBITDA margin was 34 percent. Revenues increased 26 percent to $123 million. (See Tables 1-4).

For the first nine months of fiscal 2015, Local Media Group operating profit grew 40 percent to $123 million, a record for a nine-month period. Excluding special items in both periods, operating profit and adjusted EBITDA grew more than 40 percent each to $129 million and $156 million, respectively. Adjusted EBITDA margin was 39 percent. Revenues increased 39 percent to $404 million, an all-time high for a nine-month period. (See Tables 1-4).

Looking more closely at fiscal 2015 third-quarter financial performance compared to the prior-year period:

•
Non-political advertising revenues grew 26 percent to $88 million. Results were led by newly acquired stations in Phoenix, St. Louis, Mobile-Pensacola and Springfield; and strong digital advertising revenue performance.

•
Other revenues and operating expenses increased, due primarily to growth in retransmission revenues from cable and satellite television operators and higher programming fees paid to affiliated networks, along with contributions from recent acquisitions. Most of Meredith’s retransmission agreements with cable and satellite operators are scheduled for renegotiation over the next two years. Meanwhile, most of Meredith’s network affiliation agreements are in place into fiscal 2017 and 2018.

Meredith demonstrated its strong connection with viewers in the February ratings period, as seven of its stations were No. 1 or No. 2 in late news and eight were No. 1 or No. 2 in morning news.

Meredith continues to add content for viewers in its 11 television markets. It recently added a 4 p.m. newscast at its FOX affiliate in Greenville, SC, and a 9 p.m. newscast at its FOX affiliate in Portland. Additionally, Meredith agreed to carry networks from NBC Universal and Katz Broadcasting on its digital channels in many of its markets.

“Our television expansion strategy is producing strong revenue and profit growth,” said Meredith Local Media Group President Paul Karpowicz. “We continue to make excellent progress integrating the four stations acquired in the last year. We are actively looking for opportunities to strategically add to our broadcasting portfolio, as well as drive growth by both expanding programming and growing rates.”

NATIONAL MEDIA GROUP

Meredith’s National Media Group reaches a multi-channel audience of 220 million consumers monthly, including 100 million unduplicated women and 60 percent of American millennial women. Meredith is a leader at creating content across media platforms and life stages in key consumer interest areas such as food, home, parenthood and health. It also features robust brand licensing activities and innovative business-to-business marketing services. Meredith expects to continue to grow its National Media Group organically and through strategic acquisitions.

Fiscal 2015 third-quarter National Media Group operating profit was $23 million. Excluding special items in both periods, operating profit was $34 million compared to $33 million in the prior-year period. Revenues grew 2 percent to $275 million. (See Tables 1-2).

Looking more closely at fiscal 2015 third-quarter advertising performance compared to the prior-year period:

•
Total advertising revenues grew 5 percent to $118 million. Performance was driven by recent acquisitions, along with Meredith’s parenthood and food brands, including Parents, Family Circle and Allrecipes. The prescription drug, food and retail categories were stronger.

•
Digital advertising revenues increased more than 60 percent, accounting for 21 percent of total National Media Group advertising revenues. Growth was driven by Allrecipes.com, along with the addition of Marthastewart.com, Shape.com, mywedding.com and Selectable Media.

Circulation revenues were $96 million and contribution margin increased, boosted by the addition of Martha Stewart Living magazine. Meredith continued to expand its digital consumer marketing activities, driving approximately one-third of magazine subscription acquisitions via digital sources over the last 12 months.

Additionally, Meredith’s consumer engagement continues to grow. According to the most recent six-month Magazine Media 360 audience report, Better Homes and Gardens was the second-largest brand in the industry, with a total monthly audience average of 51 million, and Allrecipes was No. 3, with a total monthly audience average of 46 million.

Meredith continued to execute on its strategy to grow businesses not dependent on advertising. For example, Brand Licensing revenues grew, driven by sales of more than 3,000 SKUs of Better Homes and Gardens licensed products at more than 4,000 Walmart stores nationwide, and Meredith Xcelerated Marketing delivered significantly higher operating profit.

“We were pleased to deliver improved results during the quarter, particularly 5 percent advertising revenue growth, along with stronger performance from our brand licensing activities and Meredith Xcelerated Marketing,” said Meredith National Media Group President Tom Harty. “We were excited to publish our first issues of Martha Stewart Living magazine, and began working on the first issue of an expanded Shape magazine. These strong brands - along with recent digital acquisitions - have solidified our leadership position with American women, and offer advertisers additional ways to reach them.”

For the first nine months of fiscal 2015, National Media Group operating profit was $78 million. Excluding special items in both periods, operating profit grew 3 percent to $93 million. Revenues were $764 million, compared to $786 million in the prior-year period. (See Tables 1-2).

OTHER FINANCIAL INFORMATION

Consistent with its Total Shareholder Return (TSR) strategy, Meredith repurchased 830,000 shares of its stock in the first nine months of fiscal 2015, and $97 million remained under the current repurchase authorization. Total debt was $826 million and the weighted average interest rate was 2.5 percent, with $450 million effectively at a fixed rate. Meredith’s debt-to-EBITDA ratio for the trailing 12 months was 2.7 to 1. All metrics are as of March 31, 2015.

Key elements of Meredith’s TSR strategy are (1) An annual dividend of $1.83 per share (yielding approximately 3.5 percent), which reflects a 6 percent increase in the annual dividend over the prior year and a nearly 80 percent increase since Meredith launched its TSR strategy in October 2011; (2) An ongoing share repurchase program; and (3) Strategic investments to scale the business and increase shareholder value.

All earnings per share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached Condensed Consolidated Statements of Earnings. All fiscal 2015 third-quarter and first nine-month comparisons are against the comparable prior-year period unless otherwise stated.

OUTLOOK

Looking more closely at the fourth quarter of fiscal 2015 compared to the prior-year period before special items:

•	Total Company revenues are expected to be up high-single digits.

•	Total Local Media Group revenues are expected to be up mid-teens.

•	Total National Media Group revenues are expected to be up mid- to high-single digits.

When adding fiscal 2015 fourth-quarter expected results to the $2.36 per share before special items generated in the first nine months, Meredith expects fiscal 2015 full year earnings per share to range from $3.26 to $3.31 before special items, an increase of 16 percent to 18 percent over fiscal 2014 results.

A number of uncertainties remain that may affect Meredith’s outlook as stated in this press release for the fourth quarter and full year fiscal 2015. These and other uncertainties are referenced below under “Safe Harbor” and in certain filings with the U.S. Securities and Exchange Commission.

CONFERENCE CALL WEBCAST

Meredith will host a conference call on April 23, 2015, at 11 a.m. EDT to discuss fiscal 2015 third-quarter results. A live webcast will be accessible to the public on the Company’s website, www.meredith.com, and a replay will be available for two weeks. A transcript will be available within 48 hours of the call at www.meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS

Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. Non-GAAP measures should not be construed as alternatives to GAAP measures. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin are common supplemental measures of performance used by investors and financial analysts. Management believes that EBITDA provides an additional analytical tool to clarify the Company’s results from core operations and delineate underlying trends. Management does not use EBITDA as a measure of liquidity or funds available for management’s discretionary use because it includes certain contractual and non-discretionary expenditures. Adjusted EBITDA is defined as EBITDA before special items.

Results excluding special items are supplemental non-GAAP financial measures. While these adjusted results are not a substitute for reported results under GAAP, management believes this information is useful as an aid in better understanding Meredith’s current performance, performance trends and financial condition. Reconciliations of non-GAAP to GAAP measures are attached to this press release and available at www.meredith.com.

SAFE HARBOR

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, the Company’s revenue and earnings-per-share outlook for fourth-quarter and full-year fiscal 2015.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; and the consequences of acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation (NYSE: MDP; www.meredith.com) has been committed to service journalism for more than 110 years. Today, Meredith uses multiple distribution platforms - including broadcast television, print, digital, mobile, tablets and video - to provide consumers with content they desire and to deliver the messages of its advertising and marketing partners.

Meredith’s Local Media Group includes 17 owned or operated television stations reaching 11 percent of U.S. television households. Meredith’s portfolio is concentrated in large, fast-growing markets, with seven stations in the nation’s Top 25 - including Atlanta, Phoenix and Portland - and 13 in Top 50 markets. Meredith’s stations produce approximately 650 hours of local news and entertainment content each week, and operate leading local digital destinations.

Meredith’s National Media Group reaches a multi-channel audience of 220 million consumers monthly, including 100 million unduplicated women and 60 percent of American millennial women. Meredith is the leader at creating content across media platforms in key consumer interest areas such as food, home, parenthood and health through well-known brands such as Better Homes and Gardens, Parents, Allrecipes and Shape. The National Media Group features robust brand licensing activities, including more than 3,000 SKUs of branded products at 4,000 Walmart stores across the U.S. and at Walmart.com. Meredith Xcelerated Marketing is a leader at developing and delivering custom content and customer relationship marketing programs for many of the world’s top brands, including Kraft, Lowe’s and Chrysler.

Meredith’s balanced portfolio consistently generates substantial free cash flow, and the Company is committed to growing Total Shareholder Return through dividend payments, share repurchases and strategic business investments. Meredith’s current annualized dividend of $1.83 per share yields approximately 3.5 percent. Meredith has paid a dividend for 68 straight years and increased it for 22 consecutive years.

-- # # # # --

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Art.Slusark@meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Three Months		Nine Months
Periods ended March 31,	2015	2014	2015	2014
(In thousands except per share data)
Revenues
Advertising	$206,010	$182,175	$665,463	$574,253
Circulation	96,037	96,078	221,390	239,545
All other	96,132	89,161	281,415	264,116
Total revenues	398,179	367,414	1,168,268	1,077,914
Operating expenses
Production, distribution, and editorial	154,448	144,766	436,618	417,759
Selling, general, and administrative	182,015	168,386	521,143	487,799
Depreciation and amortization	14,610	23,033	41,687	46,418
Total operating expenses	351,073	336,185	999,448	951,976
Income from operations	47,106	31,229	168,820	125,938
Interest expense, net	(5,179)	(3,408)	(14,206)	(8,676)
Earnings before income taxes	41,927	27,821	154,614	117,262
Income taxes	(16,671)	(9,335)	(60,402)	(44,166)
Net earnings	$25,256	$18,486	$94,212	$73,096

Basic earnings per share	$0.57	$0.41	$2.12	$1.64
Basic average shares outstanding	44,549	44,649	44,497	44,665

Diluted earnings per share	$0.56	$0.41	$2.08	$1.61
Diluted average shares outstanding	45,387	45,376	45,289	45,462

Dividends paid per share	$0.4575	$0.4325	$1.3225	$1.2475

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Nine Months
Periods ended March 31,	2015	2014	2015	2014
(In thousands)
Revenues
National media
Advertising	$117,979	$111,847	$359,985	$360,074
Circulation	96,037	96,078	221,390	239,545
Other revenues	61,282	61,755	182,630	186,654
Total national media	275,298	269,680	764,005	786,273
Local media
Non-political advertising	87,752	69,796	262,914	212,418
Political advertising	279	532	42,564	1,761
Other revenues	34,850	27,406	98,785	77,462
Total local media	122,881	97,734	404,263	291,641
Total revenues	$398,179	$367,414	$1,168,268	$1,077,914

Operating profit
National media	$23,460	$13,614	$78,462	$69,760
Local media	31,420	26,696	122,718	87,597
Unallocated corporate	(7,774)	(9,081)	(32,360)	(31,419)
Income from operations	$47,106	$31,229	$168,820	$125,938

Depreciation and amortization
National media	$4,369	$15,622	$11,481	$25,355
Local media	9,816	7,009	28,926	19,841
Unallocated corporate	425	402	1,280	1,222
Total depreciation and amortization	$14,610	$23,033	$41,687	$46,418

EBITDA [1]
National media	$27,829	$29,236	$89,943	$95,115
Local media	41,236	33,705	151,644	107,438
Unallocated corporate	(7,349)	(8,679)	(31,080)	(30,197)
Total EBITDA [1]	$61,716	$54,262	$210,507	$172,356

1 EBITDA is net earnings before interest, taxes, depreciation, and amortization.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	March 31, 2015	June 30, 2014
(In thousands)
Current assets
Cash and cash equivalents	$19,658	$36,587
Accounts receivable, net	269,527	257,644
Inventories	29,506	24,008
Current portion of subscription acquisition costs	115,617	96,893
Current portion of broadcast rights	8,455	4,551
Assets held for sale	—	56,010
Other current assets	27,564	17,429
Total current assets	470,327	493,122
Property, plant, and equipment	531,176	501,106
Less accumulated depreciation	(320,910)	(296,168)
Net property, plant, and equipment	210,266	204,938
Subscription acquisition costs	96,877	101,533
Broadcast rights	2,241	3,114
Other assets	69,379	86,935
Intangible assets, net	941,742	813,297
Goodwill	1,037,891	840,861
Total assets	$2,828,723	$2,543,800

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$62,500	$87,500
Current portion of long-term broadcast rights payable	8,942	4,511
Accounts payable	83,661	81,402
Accrued expenses and other liabilities	139,503	136,047
Current portion of unearned subscription revenues	212,097	173,643
Total current liabilities	506,703	483,103
Long-term debt	763,125	627,500
Long-term broadcast rights payable	3,640	4,327
Unearned subscription revenues	155,170	151,533
Deferred income taxes	297,762	277,477
Other noncurrent liabilities	172,586	108,208
Total liabilities	1,898,986	1,652,148
Shareholders’ equity
Common stock	37,563	36,776
Class B stock	7,025	7,700
Additional paid-in capital	47,161	41,884
Retained earnings	848,872	814,050
Accumulated other comprehensive loss	(10,884)	(8,758)
Total shareholders’ equity	929,737	891,652
Total liabilities and shareholders’ equity	$2,828,723	$2,543,800

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Nine months ended March 31,	2015	2014
(In thousands)
Net cash provided by operating activities	$123,295	$91,357

Cash flows from investing activities
Acquisitions of and investments in businesses	(254,965)	(188,654)
Additions to property, plant, and equipment	(19,997)	(16,483)
Proceeds from disposition of assets	83,434	—
Net cash used in investing activities	(191,528)	(205,137)

Cash flows from financing activities
Proceeds from issuance of long-term debt	420,000	386,000
Repayments of long-term debt	(309,375)	(211,000)
Dividends paid	(59,390)	(56,034)
Purchases of Company stock	(41,957)	(67,820)
Proceeds from common stock issued	35,472	54,903
Excess tax benefits from share-based payments	6,790	4,092
Other	(236)	(1,914)
Net cash provided by financing activities	51,304	108,227
Net decrease in cash and cash equivalents	(16,929)	(5,553)
Cash and cash equivalents at beginning of period	36,587	27,674
Cash and cash equivalents at end of period	$19,658	$22,121

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended March 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$33,571	$32,076	$(7,268)	$58,379
Special items
Severance and related benefit costs	(8,234)	(656)	(506)	(9,396)
Write-down of impaired assets	(1,692)	—	—	(1,692)
Acquisition and disposal transaction costs	(115)	—	—	(115)
Other	(70)	—	—	(70)
Total special items	(10,111)	(656)	(506)	(11,273)
Operating profit	$23,460	$31,420	$(7,774)	$47,106

Earnings per share excluding special items (non-GAAP)				$0.71
Per share impact of special items of $11,273 ($6,933 after tax)				(0.15)
Diluted earnings per share				$0.56

Nine months ended March 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$92,641	$128,763	$(31,854)	$189,550
Special items
Severance and related benefits costs	(11,853)	(2,311)	(506)	(14,670)
Write-down of impaired assets	(1,692)	(1,258)	—	(2,950)
Acquisition and disposal transaction costs	(564)	(2,284)	—	(2,848)
Other	(70)	(192)	—	(262)
Total special items	(14,179)	(6,045)	(506)	(20,730)
Operating profit	$78,462	$122,718	$(32,360)	$168,820

Earnings per share excluding special items (non-GAAP)				$2.36
Per share impact of special items of $20,730 ($12,749 after tax)				(0.28)
Diluted earnings per share				$2.08

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended March 31, 2014	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$33,381	$28,206	$(9,387)	$52,200
Special items
Write-down of impaired intangible assets	(10,322)	—	—	(10,322)
Severance costs	(8,549)	—	—	(8,549)
Write-down of other impaired assets	(1,125)	—	—	(1,125)
Acquisition transaction costs	—	(1,510)	—	(1,510)
Other	229	—	306	535
Total special items	(19,767)	(1,510)	306	(20,971)
Operating profit	$13,614	$26,696	$(9,081)	$31,229

Earnings per share excluding special items (non-GAAP)				$0.70
Per share impact of operating special items of $20,971 ($12,897 after tax)				(0.28)
Per share impact of interest expense special item of $636 ($391 after tax)				(0.01)
Diluted earnings per share				$0.41

Nine months ended March 31, 2014	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$89,527	$90,672	$(31,725)	$148,474
Special items
Write-down of impaired intangible assets	(10,322)	—	—	(10,322)
Severance costs	(8,549)	—	—	(8,549)
Write-down of other impaired assets	(1,125)	—	—	(1,125)
Acquisition transaction costs	—	(3,075)	—	(3,075)
Other	229	—	306	535
Total non-GAAP adjustments	(19,767)	(3,075)	306	(22,536)
Operating profit	$69,760	$87,597	$(31,419)	$125,938

Earnings per share excluding special items (non-GAAP)				$1.92
Per share impact of operating special items of $22,536 ($13,859 after tax)				(0.30)
Per share impact of interest expense special item of $636 ($391 after tax)				(0.01)
Diluted earnings per share				$1.61

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, amortization, and special items.
Segment adjusted EBITDA is a measure of segment earnings before depreciation, amortization, and special items.
Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended March 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$275,298	$122,881	$—	$398,179

Operating profit	$23,460	$31,420	$(7,774)	$47,106
Depreciation and amortization	4,369	9,816	425	14,610
EBITDA	27,829	41,236	(7,349)	61,716
Special items
Severance costs	8,234	656	506	9,396
Write-down of impaired assets	1,692	—	—	1,692
Acquisition and disposal transaction costs	115	—	—	115
Other	70	—	—	70
Total special items	10,111	656	506	11,273
Adjusted EBITDA	$37,940	$41,892	$(6,843)	72,989
Less
Depreciation and amortization				(14,610)
Total special items				(11,273)
Net interest expense				(5,179)
Income taxes				(16,671)
Net earnings				$25,256

Segment EBITDA margin	10.1%	33.6%
Segment adjusted EBITDA margin	13.8%	34.1%

Nine months ended March 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$764,005	$404,263	$—	$1,168,268

Operating profit	$78,462	$122,718	$(32,360)	$168,820
Depreciation and amortization	11,481	28,926	1,280	41,687
EBITDA	89,943	151,644	(31,080)	210,507
Special items
Severance costs	11,853	2,311	506	14,670
Write-down of impaired assets	1,692	—	—	1,692
Acquisition and disposal transaction costs	564	2,284	—	2,848
Other	70	192	—	262
Total special items	14,179	4,787	506	19,472
Adjusted EBITDA	$104,122	$156,431	$(30,574)	229,979
Less
Depreciation and amortization				(41,687)
Total special items				(19,472)
Net interest expense				(14,206)
Income taxes				(60,402)
Net earnings				$94,212

Segment EBITDA margin	11.8%	37.5%
Segment adjusted EBITDA margin	13.6%	38.7%

Table 4
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, amortization, and special items.
Segment adjusted EBITDA is a measure of segment earnings before depreciation, amortization, and special items.
Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended March 31, 2014	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$269,680	$97,734	$—	$367,414

Operating profit	$13,614	$26,696	$(9,081)	$31,229
Depreciation and amortization	15,622	7,009	402	23,033
EBITDA	29,236	33,705	(8,679)	54,262
Special items
Severance costs	8,549	—	—	8,549
Write-down of other impaired assets	245	—	—	245
Acquisition transaction costs	—	1,510	—	1,510
Other	(229)	—	(306)	(535)
Total special items	8,565	1,510	(306)	9,769
Adjusted EBITDA	$37,801	$35,215	$(8,985)	64,031
Less
Depreciation and amortization				(23,033)
Total special items				(9,769)
Net interest expense				(3,408)
Income taxes				(9,335)
Net earnings				$18,486

Segment EBITDA margin	10.8%	34.5%
Segment adjusted EBITDA margin	14.0%	36.0%

Nine months ended March 31, 2014	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$786,273	$291,641	$—	$1,077,914

Operating profit	$69,760	$87,597	$(31,419)	$125,938
Depreciation and amortization	25,355	19,841	1,222	46,418
EBITDA	95,115	107,438	(30,197)	172,356
Special items
Severance costs	8,549	—	—	8,549
Write-down of other impaired assets	245	—	—	245
Acquisition transaction costs	—	3,075	—	3,075
Other	(229)	—	(306)	(535)
Total special items	8,565	3,075	(306)	11,334
Adjusted EBITDA	$103,680	$110,513	$(30,503)	183,690
Less
Depreciation and amortization				(46,418)
Total special items				(11,334)
Net interest expense				(8,676)
Income taxes				(44,166)
Net earnings				$73,096

Segment EBITDA margin	12.1%	36.8%
Segment adjusted EBITDA margin	13.2%	37.9%